UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2007

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Option Grants to Non-Employee Directors

On May 24, 2007, at the meeting of the Board of Directors of the Registrant (the “Board”) the Board approved grants of options to purchase common stock to the non-employee directors, as indicated below:

Name of Non-Employee Director	Aggregate shares of Registrant’s common stock underlying options
Alfred Boschulte	28,800
Hagen Hultzsch	28,800
Gerald Montry	28,800
James Pagos	28,800
Albert E. Paladino	28,800
Erik van der Kaay	28,800

The grants of options to purchase shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) were made under the Third Amended and Restated 1995 Stock Option Plan, as amended (the “1995 Plan”).

Director Non-Qualified Stock Option Agreement

Also at the meeting of the Board, the Board approved the adoption of a form of non-qualified stock option agreement to be used for grants of options to directors of the Registrant pursuant to the 1995 Plan. The form of non-qualified stock option agreement differs from the existing form agreement used under the 1995 Plan by extending, upon termination of the Director’s business relationship with the Registrant other than by death, disability or for cause, the exercise period for vested options through the life of such option. The form of director non-qualified stock option agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Form of Director Non-Qualified Stock Option Agreement under the Third Amended and Restated 1995 Stock Option Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

May 25, 2007	By:	/s/ Theodore Chung
	Name:	Theodore Chung
	Title:	Vice President and Interim Chief Financial Officer